Exhibit 99.1

FOR IMMEDIATE RELEASE	NR11-15

DYNEGY ANNOUNCES ELECTION OF MICHAEL J. EMBLER TO BOARD OF DIRECTORS

HOUSTON – May 4, 2011 – Dynegy Inc. (NYSE: DYN) today announced that Michael J. Embler has been elected to the company’s Board of Directors, effective immediately.  As a new member of the Board’s Finance and Restructuring Committee, Mr. Embler’s experience and financial expertise will provide benefits as the Board considers restructuring alternatives.

Mr. Embler formerly served as the Chief Investment Officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc. from 2005 to 2009.  Mr. Embler joined Franklin Mutual Advisers in 2001 and, prior to becoming Chief Investment Officer, served as head of its Distressed Investment Group.  From 1992 until 2001, he worked at Nomura Holdings America, where he served as Managing Director managing a team investing in a proprietary fund focused on distressed and other event-driven corporate investments.  Mr. Embler currently serves on the Board of Directors of CIT Group, Inc., AboveNet, Inc. and Corlears School.

An independently identified director, Mr. Embler is one of seven directors who will stand for election at the company’s Annual Meeting of Stockholders on June 15, 2011.  Additional information is provided in the company’s Proxy Statement filed with the SEC on April 29, 2011, which is available on the company’s website free of charge at www.dynegy.com.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 11,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements," particularly those statements concerning financial expertise and restructuring alternatives. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy's filings with the Securities and Exchange Commission (the "SEC"). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled "Risk Factors" in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy's SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) Dynegy's ability to address its substantial leverage on favorable terms and its ability to access the capital markets when needed; (ii) the ability of management to execute any new or revised business plan approved by Dynegy’s Board of Directors; (iii) the timing and anticipated benefits to be achieved through Dynegy's restructuring activities and cost savings program; (iv) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (v) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (vi) beliefs about commodity pricing and generation volumes; (vii) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (ix) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (x) the effectiveness of Dynegy's strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xi) beliefs and assumptions about weather and general economic conditions; (xii) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy's stock price; (xiii) expectations regarding Dynegy's revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) Dynegy's focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs. Any or all of Dynegy's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy's control.

Media:
David Byford, 713-767-5800

Analysts:
Laura Hrehor, 713-507-6466